Exhibit 10.2

EXECUTION COPY

GUARANTEE AND PLEDGE AGREEMENT

dated as of

August 22, 2011,

among

NCR CORPORATION,

THE SUBSIDIARIES OF NCR CORPORATION

IDENTIFIED HEREIN

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

Schedules

Schedule I	Subsidiary Loan Parties
Schedule II	Guarantors
Schedule III	Grantors
Schedule IV	Pledged Equity Interests

Exhibits

Exhibit I	Form of Supplement

GUARANTEE AND PLEDGE AGREEMENT dated as of August 22, 2011 (this “Agreement”), among NCR CORPORATION, the Subsidiaries from time to time party hereto and JPMORGAN CHASE BANK, N.A. (“JPMCB”), as Administrative Agent.

Reference is made to the Credit Agreement dated as of August 22, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among NCR CORPORATION, a Maryland corporation (the “Borrower”), the Lenders party thereto and JPMCB, as Administrative Agent. The Lenders and the Issuing Banks have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders and the Issuing Banks to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. The Grantors (other than the Borrower) are Affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders and the Issuing Banks to extend such credit. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. (a) Each capitalized term used but not defined herein shall have the meaning assigned thereto in the Credit Agreement; provided that each term defined in the New York UCC (as defined herein) and not defined in this Agreement shall have the meaning in the New York UCC. The term “instrument” shall have the meaning specified in Article 9 of the New York UCC.

(b) The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Agreement, mutatis mutandis.

SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Agreement” has the meaning assigned to such term in the preamble hereto.

“Borrower” has the meaning assigned to such term in the recitals hereto.

“Cash Management Services” means the treasury management services (including controlled disbursements, zero balance arrangements, cash sweeps, automated clearinghouse transactions, return items, overdrafts, temporary advances, interest and fees and interstate depository network services) provided to the Borrower or any Subsidiary.

“Collateral” has the meaning assigned to such term in Section 3.01.

“Consolidated Net Tangible Assets” means the Net Tangible Assets of the Borrower and its Subsidiaries consolidated in accordance with GAAP and as provided in the definition of Net Tangible Assets. In determining Consolidated Net Tangible Assets, minority interests in unconsolidated subsidiaries shall be included.

“Contributing Party” has the meaning assigned to such term in Section 5.02.

“Credit Agreement” has the meaning assigned to such term in the recitals hereto.

“Excluded Equity Interests” has the meaning assigned to such term in Section 3.01.

“Existing Notes Indenture” means the indenture dated November 1, 1988 between the Borrower and the Existing Notes Trustee.

“Existing Notes Trustee” means State Street Bank and Trust Company, in its capacity as trustee under the Existing Notes Indenture, and its successors and assigns.

“Federal Securities Laws” has the meaning assigned to such term in Section 4.03.

“Grantors” means the Borrower and each Subsidiary Loan Party identified on Schedule II, including any Subsidiary that becomes a Grantor after the Effective Date pursuant to the delivery of a Supplement in accordance with Section 6.13.

“Guarantors” means the Borrower (except with respect to obligations of the Borrower) and each Subsidiary Loan Party identified on Schedule III, including any Subsidiary that becomes a Guarantor after the Effective Date pursuant to the delivery of a Supplement in accordance with Section 6.13.

“Loan Document Obligations” means (a) the due and punctual payment by the Borrower of (i) the principal of and interest at the applicable rate or rates provided in the Credit Agreement (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (iii) all other monetary obligations of the Borrower under or pursuant to the Credit Agreement and each of the other Loan Documents, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrower under or pursuant to the Credit Agreement and each of the other Loan Documents, and (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).

“Net Tangible Assets”, as used in reference to the assets of any corporation, means the total amount of assets of such corporation, both real and personal (exclusive of licenses, patents, patent applications, copyrights, trademarks, trade names, good will, experimental or organizational expense and other like intangibles, treasury stock and unamortized discount and expense) less the sum of

(a) all reserves for depletion, depreciation, obsolescence and/or amortization of its properties (other than those excluded as hereinabove provided) as shown by the books of such corporation (other than general contingency reserves, reserves representing mere appropriations of surplus and reserves to the extent related to intangible assets which have been excluded in calculating Net Tangible Assets as above provided), and

(b) all indebtedness and other current liabilities of such corporation other than (i) funded indebtedness, (ii) deferred income taxes, (iii) reserves which have been deducted pursuant to the preceding clause (a), (iv) general contingency reserves and reserves representing mere appropriations of surplus and (v) liabilities to the extent related to intangible assets which have been excluded in calculating Net Tangible Assets as above provided.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations” means (a) all the Loan Document Obligations, (b) all the Secured Cash Management Obligations and (c) all the Secured Hedge Obligations.

“Parallel Debt” has the meaning assigned to such term in Section 6.16.

“Perfection Certificate” means the Perfection Certificate dated the Effective Date delivered by the Borrower to the Administrative Agent pursuant to Section 4.01(f) of the Credit Agreement.

“Pledge Agreement” means that certain Pledge Agreement substantially in the form of Exhibit C-2 of the Credit Agreement, among the Borrower, certain Subsidiaries from time to time party thereto and the Administrative Agent, to be entered into in connection with the grant of security interests in Principal Property Collateral.

“Pledged Equity Interests” has the meaning assigned to such term in Section 3.01.

“Pledged Securities” means any stock certificates, unit certificates, limited liability membership certificates or other certificated securities now or hereafter included in the Collateral, including all certificates, instruments or other documents representing or evidencing any Collateral.

“Principal Party” has the meaning assigned to such term in Section 6.16.

“Principal Property” means, as of any date, any building, structure or other facility together with the land upon which it is erected and fixtures comprising a part thereof, used primarily for manufacturing, processing or production, in each case located in the United States, and owned or leased or to be owned or leased by the Borrower or any Subsidiary, in each case the net book value of which as of such date exceeds 2% of Consolidated Net Tangible Assets, as shown on the audited consolidated balance sheet contained in the latest annual report to shareholders of the Borrower, other than any such land, building, structure or other facility or portion thereof which, in the opinion of the Board of Directors, is not of material importance to the business conducted by the Borrower and its Subsidiaries, considered as one enterprise.

“Principal Property Collateral” means the capital stock of any Subsidiary that owns Principal Property.

“Principal Obligations” has the meaning assigned to such term in Section 6.16.

“Secured Cash Management Obligations” means the due and punctual payment and performance of any and all obligations of the Borrower and each Subsidiary (whether absolute or contingent and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor)) arising in respect of Cash Management Services that (a) are owed on the Effective Date to a Person that is a Lender or an Affiliate of a Lender as of the Effective Date or (b) are owed to a Person that is a Lender or an Affiliate of a Lender at the time such obligations are incurred.

“Secured Hedge Obligations” means the due and punctual payment and performance of any and all obligations of the Borrower and each Subsidiary arising under each Hedging Agreement that (a) is in effect on the Effective Date with a counterparty that is a Lender or an Affiliate of a Lender as of the Effective Date or (b) is entered into after the Effective Date with a counterparty that is a Lender or an Affiliate of a Lender at the time such Hedging Agreement is entered into.

“Secured Parties” means (a) each Lender, (b) the Administrative Agent, (c) each Issuing Bank (d) each provider of Cash Management Services the obligations under which constitute Secured Cash Management Obligations, (e) each counterparty to any Hedging Agreement the obligations under which constitute Secured Hedge Obligations, (f) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (g) the successors and assigns of each of the foregoing.

“Shared Pledge Credit Agreement Obligations” means the “Credit Agreement Obligations”, as defined in the Pledge Agreement,

“Shared Pledge Obligations” means the “Obligations”, as defined in the Pledge Agreement.

“Subsidiary Loan Parties” means (a) the Subsidiaries identified on Schedule I and (b) each other Subsidiary that becomes a party to this Agreement after the Effective Date, in each case other than those that have been released pursuant to Section 6.12.

“Supplement” means an instrument in the form of Exhibit I hereto, or any other form approved by the Administrative Agent, and in each case reasonably satisfactory to the Administrative Agent.

ARTICLE II

Guarantee

SECTION 2.01. Guarantee. Each Guarantor irrevocably and unconditionally guarantees to each of the Secured Parties, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Obligations. Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, or amended or modified, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any extension, renewal, amendment or modification of any Obligation. Each Guarantor waives presentment to, demand of payment from and protest to the Borrower or any other Loan Party of any of the Obligations, and also waives notice of acceptance of its guarantee hereunder and notice of protest for nonpayment.

SECTION 2.02. Guarantee of Payment; Continuing Guarantee. Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Secured Party to any security held for the payment of any of the Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Secured Party in favor of the Borrower, any other Loan Party, or any other Person. Each Guarantor agrees that its guarantee hereunder is continuing in nature and applies to all Obligations, whether currently existing or hereafter incurred.

SECTION 2.03. No Limitations. (a) Except for the termination and release of a Guarantor’s obligations hereunder as expressly provided in Section 6.12, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Obligations, any impossibility in the performance of any of the Obligations, or otherwise. Without limiting the generality of the foregoing, except for the termination or release of its obligations hereunder as expressly provided in Section 6.12, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Administrative Agent or any other Secured Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement; (iii) the release of, or any impairment of or failure to perfect any Lien on, any security held by the Administrative Agent or any other Secured Party for any of the Obligations; (iv) any default, failure or delay, wilful or otherwise, in the performance of any of the Obligations; (v) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations); (vi) any illegality, lack of validity or lack of enforceability of any of the Obligations; (vii) any change in the corporate existence, structure or ownership of any Loan Party, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Loan Party or its assets or any resulting release or discharge of any of the Obligations; (viii) the existence of any claim, set-off or other rights that any Guarantor may have at any time against the Borrower, the Administrative Agent, any other Secured Party or any other Person, whether in connection with the Credit Agreement, the other Loan Documents or any unrelated transaction; (ix) this Agreement having been determined (on whatsoever grounds) to be invalid, non-binding or unenforceable against any other Guarantor ab initio or at any time after the Effective Date; (x) the fact that any Person that, pursuant to the Loan Documents, was required to become a party hereto may not have executed or is not effectually bound by this Agreement, whether or not this fact is known to the Secured Parties, (xi) any action permitted or authorized hereunder; or (xii) any other circumstance (including any statute of limitations), or any existence of or reliance on any representation by the Administrative Agent, any other Secured Party or any other Person, that might otherwise constitute a defense to, or a legal or equitable discharge of, the Borrower, any Guarantor or any other guarantor or surety (other than the payment in full in cash of all the Obligations (excluding contingent obligations (other than any such obligations in respect of a Letter of Credit) as to which no claim has been made). Each Guarantor expressly authorizes the Secured Parties to take and hold security for the payment and performance of the Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Obligations, all without affecting the obligations of any Guarantor hereunder.

(b) To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Borrower or any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Loan Party, other than the indefeasible payment in full in cash of all the Obligations. The

Administrative Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or any other Loan Party or exercise any other right or remedy available to them against the Borrower or any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been fully and indefeasibly paid in full in cash. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Loan Party, as the case may be, or any security.

SECTION 2.04. Reinstatement. Each Guarantor agrees that, unless released pursuant to Section 6.12, its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent or any other Secured Party upon the bankruptcy or reorganization (or any analogous proceeding in any jurisdiction) of the Borrower, any other Loan Party or otherwise.

SECTION 2.05. Agreement to Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the applicable Secured Parties in cash the amount of such unpaid Obligation. Upon payment by any Guarantor of any sums to the Administrative Agent as provided above, all rights of such Guarantor against the Borrower or any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article VI.

SECTION 2.06. Information. Each Guarantor (a) assumes all responsibility for being and keeping itself informed of the Borrower’s and each other Loan Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and (b) agrees that none of the Administrative Agent or the other Secured Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

SECTION 2.07. Payments Free of Taxes. Any and all payments by or on account of any obligation of any Guarantor hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes on the same terms and to the same extent that payments by the Borrower are required to be so made pursuant to the terms of Section 2.17 of the Credit Agreement. The provisions of Section 2.17 of the Credit Agreement shall apply to each Guarantor, mutatis mutandis.

ARTICLE III

Pledge of Equity Interests

SECTION 3.01. Pledge. As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby assigns and pledges to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all of such Grantor’s right, title and interest in, to and under (a)(i) the shares of capital stock and other Equity Interests now owned or at any time hereafter acquired by such Grantor, including those set forth opposite the name of such Grantor on Schedule IV, and (ii) all certificates and any other instruments representing all such Equity Interests (collectively, the “Pledged Equity Interests”); provided that the Pledged Equity Interests shall not include (A) 66% or more of the issued and outstanding voting Equity Interests of any CFC; (B) any Equity Interests if, to the extent, and for so long as, the grant of a Lien thereon to secure the Obligations is prohibited by any Requirements of Law (other than to the extent that any such prohibition would be rendered ineffective pursuant to the New York UCC or any other applicable Requirements of Law); provided that such Equity Interest shall cease to be an Excluded Equity Interest at such time as such prohibition ceases to be in effect; (C) Equity Interests in any Person other than wholly owned Subsidiaries of the Borrower and the Subsidiaries to the extent, and for so long as, not permitted by the terms of such Subsidiary’s organizational or joint venture documents; provided that such Equity Interest shall cease to be an Excluded Equity Interest at such time as such prohibition ceases to be in effect; (D) Equity Interests of NCR Middle East Limited so long as, and only to the extent that, the pledge of such Equity Interests would result in a change of control default under the existing contract to which NCR Middle East Limited is a party on the Effective Date, as disclosed to the Administrative Agent; provided that such Equity Interest shall cease to be an Excluded Equity Interest at such time as such prohibition ceases to be in effect; (E) Equity Interests if and for so long as they are Principal Property Collateral pledged under the Pledge Agreement; or (F) any Equity Interest if, to the extent, and for so long as, the Administrative Agent and the Borrower shall have agreed in writing to treat such Equity Interest as an Excluded Equity Interest on account of the cost of pledging such Equity Interest hereunder (taking into account any adverse tax consequences to the Borrower and the Subsidiaries (including the imposition of withholding or other material taxes)) being excessive in view of the benefits to be obtained by the Lenders therefrom (the Equity Interests excluded pursuant to clauses (A) through (F) above being referred to as the “Excluded Equity Interests”); (b) all other property that may be delivered to and held by the Administrative Agent pursuant to the terms of this Section 3.01 and Section 3.02; (c) subject to Section 3.06, all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clause (a) above; (d) subject to Section 3.06, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (a), (b) and (c) above; and

(e) all Proceeds of any of the foregoing (the items referred to in clauses (a) through (e) above being collectively referred to as the “Collateral”).

SECTION 3.02. Delivery of the Collateral. (a) Each Grantor agrees to deliver or cause to be delivered to the Administrative Agent any and all Pledged Securities (i) on the date hereof, in the case of any such Pledged Securities owned by such Grantor on the date hereof, and (ii) promptly after the acquisition thereof (and, in any event, as required under the Credit Agreement), in the case of any such Pledged Securities acquired by such Grantor after the date hereof.

(b) Upon delivery to the Administrative Agent, (i) any Pledged Securities shall be accompanied by undated stock powers duly executed by the applicable Grantor in blank or other undated instruments of transfer satisfactory to the Administrative Agent and by such other instruments and documents as the Administrative Agent may reasonably request and (ii) all other property comprising part of the Collateral shall be accompanied by undated proper instruments of assignment duly executed by the applicable Grantor in blank and such other instruments or documents as the Administrative Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing such securities, which schedule shall be deemed attached to, and shall supplement, Schedule IV and be made a part hereof; provided that failure to provide any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities.

(c) If the Borrower or any Guarantors hereafter acquire or hold any Principal Property Collateral that would be required to be pledged hereunder but for the exclusion in clause (D) of the definition of Excluded Collateral (including as a result of Pledged Securities becoming Principal Property Collateral after having been pledged hereunder), then (i) unless the Pledge Agreement has previously been executed and delivered, the Borrower will promptly execute and deliver, and cause each such Guarantor to execute and deliver, the Pledge Agreement, and (ii) the Borrower or such Guarantors, as the case may be, will (subject to the provisions of paragraph (d) below in the case of Pledged Securities previously pledged hereunder) pledge such Principal Property Collateral to the Administrative Agent in accordance with the provisions of the Pledge Agreement to secure the Shared Pledge Obligations.

(d) If at any time Pledged Securities previously pledged under this Agreement become Principal Property Collateral, then the Borrower will promptly notify the Administrative Agent thereof and at such time as the Pledge Agreement has been executed and delivered and each Grantor owning such Principal Property Collateral has become party thereto, the security interests created hereunder in such Collateral securing the Obligations shall, automatically and without further action, be governed by, subject to the provisions of, and deemed held by the Administrative Agent under, the Pledge Agreement for so long as such Collateral continues to constitute Principal Property Collateral and accordingly will after such time continue to secure the Obligations and also secure the other Shared Pledge Obligations under the Pledge Agreement; provided that if such Collateral at any time ceases to constitute Principal Property Collateral, then such security interests in such Collateral securing the

Obligations shall automatically and without further action again be governed by, subject to the provisions of, and deemed held by the Administrative Agent under, this Agreement.

SECTION 3.03. Representations and Warranties. The Grantors jointly and severally represent and warrant to the Administrative Agent, for the benefit of the Secured Parties, that:

(a) Schedule IV sets forth, as of the Effective Date, a true and complete list, with respect to each Grantor, of all the Pledged Equity Interests owned by such Grantor and the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity Interests owned by such Grantor;

(b) the Pledged Equity Interests have been duly and validly authorized and issued by the issuers thereof and are fully paid and nonassessable;

(c) except for the security interests granted hereunder and under any other Loan Documents, each of the Grantors (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule IV as owned by such Grantor, (ii) holds the same free and clear of all Liens, other than Liens permitted pursuant to Section 6.02 of the Credit Agreement and transfers made in compliance with the Credit Agreement, (iii) will make no further assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Collateral, other than Liens permitted pursuant to Section 6.02 of the Credit Agreement and transfers made in compliance with the Credit Agreement, and (iv) will defend its title or interest thereto or therein against any and all Liens (other than the Liens created by this Agreement and the other Loan Documents and Liens permitted pursuant to Section 6.02 of the Credit Agreement), however arising, of all Persons whomsoever;

(d) except for restrictions and limitations imposed by the Loan Documents or securities laws generally, the Collateral is and will continue to be freely transferable and assignable and none of the Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter, by-law or other organizational document provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Administrative Agent of rights and remedies hereunder;

(e) each of the Grantors has the power and authority to pledge the Collateral pledged by it hereunder in the manner hereby done or contemplated;

(f) no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);

(g) by virtue of the execution and delivery by the Grantors of this Agreement, when any Pledged Securities are delivered to the Administrative Agent in accordance with this Agreement, all actions necessary or desirable for the Administrative Agent to obtain a legal, valid and perfected lien upon and security interest in such Pledged Securities, free of any adverse claims, under the New York UCC to the extent such lien and security interest may be created and perfected under the New York UCC, as security for the payment and performance of the Obligations, will have been duly taken; and

(h) subject to applicable local law in the case of any Equity Interests in any CFC, the pledge effected hereby is effective to vest in the Administrative Agent, for the benefit of the Secured Parties, the rights of the Administrative Agent in the Collateral as set forth herein.

SECTION 3.04. Certification of Limited Liability Company and Limited Partnership Interests. Each Grantor acknowledges and agrees that (a) to the extent each interest in any limited liability company or limited partnership controlled now or in the future by such Grantor and pledged hereunder is a “security” within the meaning of Article 8 of the New York UCC and is governed by Article 8 of the New York UCC, such interest shall be certificated and (b) each such interest shall at all times hereafter continue to be such a security and represented by such certificate. Each Grantor further acknowledges and agrees that with respect to any interest in any limited liability company or limited partnership controlled now or in the future by such Grantor and pledged hereunder that is not a “security” within the meaning of Article 8 of the New York UCC, such Grantor shall at no time elect to treat any such interest as a “security” within the meaning of Article 8 of the New York UCC, nor shall such interest be represented by a certificate, unless such Grantor provides prior written notification to the Administrative Agent of such election and such interest is thereafter represented by a certificate that is promptly delivered to the Administrative Agent pursuant to the terms hereof.

SECTION 3.05. Registration in Nominee Name; Denominations. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, in the name of its nominee (as pledgee or as sub-agent) or in the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Administrative Agent. Each Grantor will promptly give to the Administrative Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Grantor. The Administrative Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

SECTION 3.06. Voting Rights; Dividends and Interest. (a) Unless and until an Event of Default shall have occurred and be continuing and the Administrative

Agent shall have notified the Grantors that their rights under this Section 3.06 are being suspended:

(i) each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Collateral or any part thereof for any purpose consistent with the terms of this Agreement and the other Loan Documents, provided that such rights and powers shall not be exercised in any manner that could reasonably be expected to materially and adversely affect the rights inuring to a holder of any Collateral or the rights and remedies of any of the Administrative Agent or any Secured Party under this Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same;

(ii) the Administrative Agent shall execute and deliver to each Grantor, or cause to be executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section; and

(iii) Each Grantor shall be entitled to receive and retain any and all dividends and other distributions paid on or distributed in respect of the Collateral, but only to the extent that such dividends and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable laws, provided that any noncash dividends or other distributions that would constitute Pledged Equity Interests, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests in the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Collateral and, if received by any Grantor, and required to be delivered to the Administrative Agent hereunder, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Administrative Agent and the other Secured Parties and shall be forthwith delivered to the Administrative Agent in the same form as so received (with any necessary endorsements, stock powers or other instruments of transfer).

(b) Upon the occurrence and during the continuance of an Event of Default, after the Administrative Agent shall have notified the Grantors of the suspension of their rights under paragraph (a)(iii) of this Section, then all rights of any Grantor to dividends or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section, shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends or other distributions. All dividends or other distributions received by any Grantor contrary to the provisions of this Section shall be held in trust for the benefit of the Administrative Agent and the other Secured Parties, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Administrative Agent upon demand in the same form as so received (with any necessary endorsements, stock powers or other instruments of transfer). Any and all money and other property paid over to or received by the Administrative Agent pursuant to the provisions of this paragraph (b) shall be retained by the Administrative Agent in an account to be established by the Administrative Agent upon receipt of such money or other property, shall be held as security for the payment and performance of the Obligations and shall be applied in accordance with the provisions of Section 4.02. After all Events of Default have been cured or waived and the Borrower has delivered to the Administrative Agent a certificate of a Financial Officer of the Borrower to that effect, the Administrative Agent shall promptly repay to each Grantor (without interest) all dividends or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section and that remain in such account.

(c) Upon the occurrence and during the continuance of an Event of Default, after the Administrative Agent shall have notified the Grantors of the suspension of their rights under paragraph (a)(i) of this Section 3.06, then all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 3.06, and the obligations of the Administrative Agent under paragraph (a)(ii) of this Section 3.06, shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers, provided that, unless otherwise directed by the Required Lenders, the Administrative Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights. After all Events of Default have been cured or waived and the Borrower has delivered to the Administrative Agent a certificate of a Financial Officer of the Borrower to that effect, all rights vested in the Administrative Agent pursuant to this paragraph (c) shall cease, and the Grantors shall have the exclusive right to exercise the voting and consensual rights and powers they would otherwise be entitled to exercise pursuant to paragraph (a)(i) of this Section 3.06.

(d) Any notice given by the Administrative Agent to the Grantors suspending their rights under paragraph (a) of this Section 3.06 (i) may be given by telephone if promptly confirmed in writing, (ii) may be given with respect to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph (a)(iii) in part without suspending all such rights (as specified by the Administrative Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Administrative Agent’s right to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

ARTICLE IV

Remedies

SECTION 4.01. Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver, on demand, each item of Collateral to the Administrative Agent or any Person designated by the Administrative Agent and it is agreed that the Administrative Agent shall have the right with or without legal process and with or without prior notice or demand for performance, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Each Grantor agrees that the Administrative Agent shall have the right, subject to the mandatory requirements of applicable law and the notice requirements described below, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or any securities exchange, for cash, upon credit or for future delivery as the Administrative Agent shall deem appropriate. The Administrative Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Administrative Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal that such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Administrative Agent shall give the applicable Grantors no less than 10 days’ prior written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Administrative Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale on a securities exchange, shall state the exchange at which such sale is to be made and the day on which the Collateral or portion thereof, will first be offered for sale at such exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may (in its sole and absolute discretion) determine. The Administrative Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Administrative Agent until the sale price is paid by the purchaser or purchasers thereof, but none of the Administrative Agent or the other Secured Parties shall incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. In the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Administrative Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale or other disposition, and the Administrative Agent, at the direction of the Required Lenders, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Loan Document Obligations as a credit on account of the purchase price for any Collateral payable by the Administrative Agent on behalf of the Secured Parties at such sale or other disposition. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Administrative Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Administrative Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Administrative Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 4.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

SECTION 4.02. Application of Proceeds. The Administrative Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, as follows:

FIRST, to the payment of all costs and expenses incurred by the Administrative Agent in connection with such collection or sale or otherwise in connection with this Agreement, any other Loan Document or any of the Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent hereunder or under any other Loan Document on behalf of any Grantor and any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

SECOND, to the payment in full of the Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution); and

THIRD, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Administrative Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Administrative Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Administrative Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication thereof.

SECTION 4.03. Securities Act. In view of the position of the Grantors in relation to the Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Collateral permitted hereunder. Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Administrative Agent if the Administrative Agent were to attempt to dispose of all or any part of the Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Administrative Agent in any attempt to dispose of all or part of the Collateral under applicable “blue sky” or other state securities laws or similar laws analogous in purpose or effect. Each Grantor recognizes that in light of such restrictions and limitations the Administrative Agent may, with respect to any sale of the Collateral, limit the purchasers to those who will agree, among other things, to acquire such Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Administrative Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws to the extent the Administrative Agent has determined that such a registration is not required by any Requirement of Law and (b) may approach and negotiate with a limited number of potential purchasers (including a single potential purchaser) to effect such sale. Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, none of the Administrative Agent or the other Secured Parties shall incur any responsibility or liability for selling all or any part of the Collateral at a price that the Administrative Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a limited number of purchases (or a single purchaser) were approached. The provisions of this Section 4.03 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Administrative Agent sells.

SECTION 4.04. Registration. Each Grantor agrees that, upon the occurrence and during the continuance of an Event of Default, if for any reason the Administrative Agent desires to sell any of the Collateral at a public sale, it will, at any time and from time to time, upon the written request of the Administrative Agent, use its best efforts to take or to cause the issuer of such Collateral to take such action and prepare, distribute and/or file such documents, as are required or advisable in the reasonable opinion of counsel for the Administrative Agent to permit the public sale of such Collateral. Each Grantor further agrees to indemnify, defend and hold harmless the Administrative Agent, each other Secured Party, any underwriter and their respective affiliates and their respective officers, directors, affiliates and controlling persons from and against all loss, liability, expenses, costs of counsel (including reasonable fees and expenses to the Administrative Agent of legal counsel), and claims (including the costs of investigation) that they may incur insofar as such loss, liability, expense or claim arises out of or is based upon any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any notification or offering circular, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to such Grantor or the issuer of such Collateral by the Administrative Agent or any other Secured Party expressly for use therein. Each Grantor further agrees, upon such written request referred to above, to use its best efforts to qualify, file or register, or cause the issuer of such Collateral to qualify, file or register, any of the Collateral under the “blue sky” or other securities laws of such states as may be requested by the Administrative Agent and keep effective, or cause to be kept effective, all such qualifications, filings or registrations. Each Grantor will bear all costs and expenses of carrying out its obligations under this Section 4.04. Each Grantor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section 4.04 and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section 4.04 may be specifically enforced.

ARTICLE V

Indemnity, Subrogation and Subordination

SECTION 5.01. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 5.03 in respect of any payment hereunder), the Borrower agrees that (a) in the event a payment in respect of any Obligation shall be made by any Guarantor under this Agreement, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Guarantor or Grantor shall be sold pursuant to this Agreement, the Pledge Agreement or any other Security Document to satisfy in whole or in part any Obligation or any Shared Pledge Obligation, the Borrower shall indemnify such Guarantor or Grantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

SECTION 5.02. Contribution and Subrogation. Each Guarantor and Grantor (a “Contributing Party “) agrees (subject to Section 5.03) that, in the event a payment shall be made by any other Guarantor hereunder in respect of any Obligation or assets of any other Guarantor or Grantor (other than the Borrower) shall be sold pursuant to this Agreement, the Pledge Agreement or any other Security Document to satisfy any Obligation or Shared Pledge Obligation and such other Guarantor or Grantor (the “Claiming Party”) shall not have been fully indemnified by the Borrower as provided in Section 5.01, the Contributing Party shall indemnify the Claiming Party in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date hereof (or, in the case of any Guarantor or Grantor becoming a party hereto pursuant to Section 6.13 or to the Pledge Agreement pursuant to Section 4.13 thereof, the date of the supplement hereto or to the Pledge Agreement, as the case may be, executed and delivered by such Guarantor or Grantor) and the denominator shall be the aggregate net worth of all the Guarantors and Grantors on the date hereof (or, in the case of any Guarantor or Grantor becoming a party hereto pursuant to Section 6.13 or to the Pledge Agreement pursuant to Section 4.13 thereof, such other date). Any Contributing Party making any payment to a Claiming Party pursuant to this Section 5.02 shall (subject to Section 5.03) be subrogated to the rights of such Claiming Party under Section 5.01 to the extent of such payment.

SECTION 5.03. Subordination. (a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors and Grantors under Sections 5.01 and 5.02 and all other rights of the Guarantors and Grantors of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations and the Shared Pledge Credit Agreement Obligations. No failure on the part of the Borrower or any other Guarantor or Grantor to make the payments required by Sections 5.01 and 5.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor or Grantor with respect to its obligations hereunder or under the Pledge Agreement, and each Guarantor and Grantor shall remain liable for the full amount of the obligations of such Guarantor or Grantor hereunder and under the Pledge Agreement.

(b) Each Guarantor and Grantor hereby agrees that all Indebtedness and other monetary obligations owed by it to, or to it by, any other Guarantor, Grantor or any other Subsidiary shall be fully subordinated to the indefeasible payment in full in cash of the Obligations and the Shared Pledge Credit Agreement Obligations.

ARTICLE VI

Miscellaneous

SECTION 6.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given in the manner provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Loan Party shall be given to it in care of the Borrower in the manner provided in Section 9.01 of the Credit Agreement.

SECTION 6.02. Waivers; Amendment. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the execution and delivery of this Agreement, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Credit Agreement; provided that the Administrative Agent may, without the consent of any Secured Party, consent to a departure by any Loan Party from any covenant of such Loan Party set forth herein to the extent such departure is consistent with the authority of the Administrative Agent set forth in the definition of the term “Collateral and Guarantee Requirement” in the Credit Agreement.

(c) This Agreement shall be construed as a separate agreement with respect to each Loan Party and may be amended, modified, supplemented, waived or released with respect to any Loan Party without the approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder.

SECTION 6.03. Administrative Agent’s Fees and Expenses; Indemnification. (a) The Guarantors and the Grantors jointly and severally agree to reimburse the Administrative Agent for its reasonable fees and expenses incurred hereunder as provided in Section 9.03 of the Credit Agreement; provided that each reference therein to the “Borrower” shall be deemed to be a reference to the “Guarantors and Grantors.”

(b) Without limitation of its indemnification obligations under the other Loan Documents, the Guarantors and the Grantors jointly and severally agree to indemnify the Administrative Agent and the other Indemnitees against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee by any third party or by any Guarantor or Grantor arising out of, in connection with, or as a result of, the preparation, execution, delivery, performance or administration of this Agreement or any other agreement or instrument contemplated thereby or any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, or to the Collateral, whether based on contract, tort or any other theory and whether initiated against or by any party to this Agreement, any Affiliate of any such party or any third party (and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee. This Section 6.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.

(c) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section shall survive and remain in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby or thereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document or any investigation made by or on behalf of the Administrative Agent or any other Secured Party.

(d) All amounts due under this Section shall be payable promptly after written demand therefore.

SECTION 6.04. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in this Agreement or any other Loan Document and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Administrative Agent, the Lenders, the Issuing Banks and the other Secured Parties and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by or on behalf of the Administrative Agent, any Lender, any Issuing Bank or any other Person and notwithstanding that the Administrative Agent, any Lender, any Issuing Bank or any other Person may have had notice or knowledge of any Default or incorrect representation or warranty at the time any Loan Document is executed and delivered or any credit is extended under the Credit Agreement, and shall continue in full force and effect until such time as (a) all the Loan Document Obligations (including LC Disbursements, if any, but excluding contingent obligations as to which no claim has been made) have been paid in full in cash, (b) all Commitments have terminated or expired and (c) the LC Exposure has been reduced to zero (including as a result of obtaining the consent of the applicable Issuing Bank as described in Section 9.05 of the Credit Agreement) and the Issuing Banks have no further obligation to issue or amend Letters of Credit under the Credit Agreement.

SECTION 6.05. Counterparts; Effectiveness, Successors and Assignment. This Agreement may be executed in counterparts, (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. This Agreement shall become effective as to any Loan Party when a counterpart hereof executed on behalf of such Loan Party shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Loan Party and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of such Loan Party, the Administrative Agent and the other Secured Parties and their respective successors and assigns, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder or any interest herein or in the Collateral (and any attempted assignment or transfer by any Loan Party shall be null and void), except as expressly provided in this Agreement or the Credit Agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 6.06. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of such invalid, illegal or unenforceable provisions.

SECTION 6.07. Right of Set-Off. If an Event of Default shall have occurred and be continuing, each Lender and Issuing Bank, and each Affiliate of any of the foregoing, is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final), in whatever currency) or other amounts at any time held and other obligations (in whatever currency) at any time owing by such Lender or Issuing Bank, or by such an Affiliate, to or for the credit or the account of any Loan Party against any of and all the obligations then due of such Loan Party now or hereafter existing under this Agreement held by such Lender or Issuing Bank, irrespective of whether or not such Lender or Issuing Bank shall have made any demand under this Agreement. The rights of each Lender and Issuing Bank, and each Affiliate of any of the foregoing, under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, Issuing Bank or Affiliate may have.

SECTION 6.08. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) Each of the Loan Parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the Loan Parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or any of its properties in the courts of any jurisdiction.

(c) Each of the Loan Parties hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the Loan Parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 6.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(e) Each Grantor hereby irrevocably designates, appoints and empowers the Borrower as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any such action or proceeding.

SECTION 6.09. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS

CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.09.

SECTION 6.10. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 6.11. Security Interest Absolute. All rights of the Administrative Agent hereunder, the grant of the security interest in the Collateral and all obligations of each Loan Party hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment to or waiver of, or any consent to any departure from, the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (c) any exchange, release or non-perfection of any Lien on other collateral securing, or any release or amendment to or waiver of, or any consent to any departure from, any guarantee of, all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor or Guarantor in respect of the Obligations or this Agreement.

SECTION 6.12. Termination or Release. (a) This Agreement, the Guarantees made herein and all security interests granted hereby shall terminate when (i) all the Loan Document Obligations (including all LC Disbursements, if any, but excluding contingent obligations as to which no claim has been made) have been paid in full, (ii) all Commitments have terminated or expired and (iii) the LC Exposure has been reduced to zero (including as a result of obtaining the consent of the applicable Issuing Bank as described in Section 9.05 of the Credit Agreement) and the Issuing Banks have no further obligations to issue or amend Letters of Credit under the Credit Agreement.

(b) The Guarantees made herein and all security interests granted hereby shall also terminate and be released with respect to a Guarantor, a Grantor or an asset at the time or times and in the manner set forth in Section 9.14 of the Credit Agreement.

(c) Upon any sale or other transfer by any Grantor of any Collateral that is permitted under the Credit Agreement (other than a sale or other transfer to a Loan Party), or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 9.02 of the Credit Agreement, the security interest in such Collateral shall be automatically released.

(d) In connection with any termination or release pursuant to paragraph (a), (b) or (c) of this Section 6.12, the Administrative Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 6.12 shall be without recourse to or warranty by the Administrative Agent.

SECTION 6.13. Additional Subsidiaries. Pursuant to the Credit Agreement, certain Subsidiaries not a party hereto on the Effective Date may or may be required to become Guarantors and Grantors after the Effective Date. Upon the execution and delivery by the Administrative Agent and any such Subsidiary of a Supplement, any such Subsidiary shall become a Subsidiary Loan Party, a Guarantor and/or a Grantor hereunder, with the same force and effect as if originally named as such herein. The execution and delivery of any Supplement shall not require the consent of any other Loan Party. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary as a party to this Agreement.

SECTION 6.14. Administrative Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Administrative Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Administrative Agent may deem necessary for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Administrative Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Administrative Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (d) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; and (e) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Administrative Agent were the absolute owner of the Collateral for all purposes, provided that nothing herein contained shall be construed as requiring or obligating the Administrative Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Administrative Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Administrative Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or wilful misconduct.

SECTION 6.15. Exculpatory Provisions. (a) The Administrative Agent may execute any of the powers granted under this Agreement and perform any duty hereunder either directly or by or through agents or attorneys-in-fact, and shall not be responsible for the gross negligence or wilful misconduct of any agents or attorneys-in-fact selected by it with reasonable care and without gross negligence or wilful misconduct.

(b) The Administrative Agent shall not be deemed to have actual, constructive, direct or indirect notice or knowledge of the occurrence of any Event of Default unless and until the Administrative Agent shall have received a notice of Event of Default or a notice from any Guarantor or Grantor or the Secured Parties to the Administrative Agent in its capacity as Administrative Agent indicating that an Event of Default has occurred. The Administrative Agent shall have no obligation either prior to or after receiving such notice to inquire whether an Event of Default has, in fact, occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any notice so furnished to it.

SECTION 6.16. Parallel Debt. (a) Each of the Borrower and each other Guarantor (each, a “Principal Party”) hereby irrevocably and unconditionally undertakes (such undertaking and the obligations and liabilities that are a result thereof being referred to as the “Parallel Debt” of such Principal Party) to pay to the Administrative Agent an amount equal to the aggregate amount payable by such Principal Party in respect of each and every payment obligation owed to each and every Secured Party under the Loan Documents or, to the extent included in the Obligations, under any Hedging Agreement or arising out of or in connection with Cash Management Services or other similar services provided by any Secured Party (the “Principal Obligations”) in accordance with the terms and conditions of such Principal Obligations. The Parallel Debt of any Principal Party shall become due and payable as and when any Principal Obligation of such Principal Party becomes due and payable.

(b) The Administrative Agent and each Principal Party agree and acknowledge that:

(i) the Parallel Debt of each Principal Party constitutes an undertaking, obligation and liability of such Principal Party to the Administrative Agent (in its personal capacity and not in its capacity as agent) that is separate and independent from, and without prejudice to, any Principal Obligation and represents the Administrative Agent’s own claim to receive payment of such Parallel Debt from such Principal Party; and

(ii) the security interest created under the Loan Documents to secure the Parallel Debt is granted to the Administrative Agent in its capacity as sole creditor of the Parallel Debt.

(c) The Administrative Agent and each Principal Party agree that:

(i) the Parallel Debt of each Principal Party shall be decreased if and to the extent that the Principal Obligations of such Principal Party have been paid or, in the case of guarantee obligations, discharged;

(ii) the Principal Obligations of each Principal Party shall be decreased if and to the extent that the Parallel Debt of such Principal Party has been paid or, in the case of guarantee obligations, discharged; and

(iii) the amount payable under the Parallel Debt of each Principal Party shall at no time exceed the amount payable under the Principal Obligations of such Principal Party.

(d) Any amount received or recovered by the Administrative Agent in respect of any Parallel Debt (including as a result of any enforcement proceedings) shall be applied in accordance with the terms of this Agreement and the other Security Documents.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

NCR CORPORATION,

by	/s/ Robert P. Fishman
Name: Robert P. Fishman
Title: Senior Vice President and
Chief Financial Officer

NCR INTERNATIONAL, INC.

by
Name: Jennifer Daniels.
Title: President

NCR INTERNATIONAL HOLDINGS, INC.

by
Name: Jennifer Daniels
Title: Chairman and President

NCR UNITED KINGDOM HOLDINGS INC.

by
Name: Jennifer Daniels
Title: President

RANGER ACQUISITION CORPORATION

by	/s/ Robert P. Fishman
Name: Robert P. Fishman
Title: Chief Financial Officer and. Treasurer

[Signature Page to Guarantee and Pledge Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

NCR CORPORATION,

by
Name: Robert P. Fishman
Title: Senior Vice President and
Chief Financial Officer

NCR INTERNATIONAL, INC.

by	/s/ Jennifer Daniels
Name: Jennifer Daniels
Title: President

NCR INTERNATIONAL HOLDINGS, INC.

by	/s/ Jennifer Daniels
Name: Jennifer Daniels
Title: Chairman and President

NCR UNITED KINGDOM HOLDINGS INC.

by	/s/ Jennifer Daniels
Name: Jennifer Daniels
Title: President

RANGER ACQUISITION CORPORATION

by
Name: Robert P. Fishman
Title: Chief Financial Officer and Treasurer

[Signature Page to Guarantee and Pledge Agreement]

JPMORGAN CHASE BANK, N.A., as Administative Agent,

by	/s/ John A. Horst
Name: John A. Horst
Title: Credit Executive

[Signature Page to Guarantee and Pledge Agreement]

Schedule I to

the Guarantee and

Pledge Agreement

SUBSIDIARY LOAN PARTIES

NCR International, Inc.

NCR International Holdings, Inc.

NCR United Kingdom Holdings Inc.

Ranger Acquisition Corporation

Schedule II to

the Guarantee and

Pledge Agreement

GUARANTORS

NCR International, Inc.

NCR International Holdings, Inc.

NCR United Kingdom Holdings Inc.

Ranger Acquisition Corporation

Schedule III to

the Guarantee and

Pledge Agreement

GRANTORS

NCR Corporation

NCR International, Inc.

NCR International Holdings, Inc.

NCR United Kingdom Holdings Inc.

Ranger Acquisition Corporation

Schedule IV to the

Guarantee and

Pledge Agreement

EQUITY INTERESTS

Issuer	Number of Certificate	Registered Owner	Number and Class of Equity Interest	Percentage of Equity Interests
InfoAmerica/USA, Inc.	5	NCR Corporation	100,000	100%
The Microcard Corporation	2	NCR Corporation	150	100%
NCR Holdings LLC	N/A	NCR Corporation	N/A	100%
International Investments Inc.	1	NCR Corporation	100	100%
NCR Merger Sub Parent, Inc.	1	NCR Corporation	1,000	100%
Quantor Corporation	1	NCR Corporation	100	100%
Old River Software Inc.	6	NCR Corporation	40,498	100%
Data Pathing Incorporated	1	NCR Corporation	100	100%
NCR EasyPoint LLC	N/A	NCR Corporation	N/A	100%
NCR Venture Fund, L.L.C.	N/A	NCR Corporation	N/A	100%
Research Computer Services, Inc.	1	NCR Corporation	1,000	100%
First Level Technology LLC	N/A	NCR Corporation	N/A	100%
Worldwide Customer Services LLC	N/A	NCR Corporation	N/A	99%
NCR Government Systems LLC	N/A	NCR Corporation	N/A	100%
NCR Self-Services LLC	N/A	NCR Corporation	N/A	100%
NCR United Kingdom Holdings Inc.	1	NCR Corporation	1,000	100%
NCR Michigan LLC	N/A	NCR Corporation	N/A	99%
NCR Michigan LLC	N/A	NCR International, Inc.	N/A	1%
NCR International, Inc.	1	NCR Corporation	1,000	100%
	2		5.5517257
NCR International Holdings, Inc.	3	NCR International, Inc.	1,000	100%
Ranger Acquisition Corporation	1	NCR Corporation	1,000	100%
Radiant Systems, Inc.		Ranger Acquisition Corporation
NCR Corporation India Private Limited		NCR International, Inc.	179,279,915	64.99%
NCR Corporation India Private Limited		NCR Corporation	195.01%
NCR Canada Ltd	COM-1	NCR International, Inc.	65,003	65%[1]
NCR Dutch Holdings C.V.	N/A	NCR Corporation	N/A	1% [2]

[1] Pledge to occur post-closing.

[2] Pledge to occur post-closing.

Issuer	Number of Certificate	Registered Owner	Number and Class of Equity Interest	Percentage of Equity Interests
NCR Dutch Holdings C.V.	N/A	NCR International, Inc.	N/A	64.99%[3]
Keynesplein Holding C.V.	N/A	NCR Corporation	N/A	58.175%[4]
Keynesplein Holding C.V.	N/A	NCR International, Inc.	N/A	6.825%[5]
NCR UK Group Limited	Post-Closing	NCR United Kingdom Holdings Inc.	£1.00 5% Deferred 2 shares US$1.00 A Ordinary 19,251 shares	65%
NCR UK Partners LLP	N/A	NCR Corporation	N/A	56.94%
NCR UK Partners LLP	N/A	NCR Holdings LLC	N/A	8.06%%
NCR A/O	N/A	NCR Corporation	650	65%
NCR Holdings, Ltd.	N/A	NCR International, Inc.	624	65%
NCR Australia Pty, Ltd. Post-Closing		NCR International, Inc.	70,425,648 ORD shares	65%

[3] Pledge to occur post-closing.

[4] Pledge to occur post-closing.

[5] Pledge to occur post-closing.

Exhibit I to the

Guarantee and

Pledge Agreement

SUPPLEMENT NO.      dated as of [ ] (this “Supplement”), to the Guarantee and Pledge Agreement dated as of August 22, 2011 (the “Pledge Agreement”), among NCR CORPORATION, a Georgia corporation (the “Borrower”), each subsidiary of the Borrower listed on Schedule I thereto (each such subsidiary individually a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors”; the Subsidiary Guarantors and the Borrower are referred to collectively herein as the “Grantors”) and JPMORGAN CHASE BANK, N.A., a national banking association (“JPMCB”), as Administrative Agent (in such capacity, the “Administrative Agent”).

A. Reference is made to the Credit Agreement dated as of August 22, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto and JPMCB, as Administrative Agent.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Pledge Agreement.

C. The Grantors have entered into the Pledge Agreement in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit. Section 6.13 of the Pledge Agreement provides that additional Subsidiaries of the Borrower may become Subsidiary Loan Parties under the Pledge Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Loan Party under the Pledge Agreement in order to induce the Lenders to make additional Loans and the Issuing Bank to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

Accordingly, the Administrative Agent and the New Subsidiary agree as follows:

SECTION 1. In accordance with Section 6.13 of the Pledge Agreement, the New Subsidiary by its signature below becomes a Subsidiary Loan Party, Grantor and Guarantor under the Pledge Agreement with the same force and effect as if originally named therein as a Subsidiary Party, Grantor and Guarantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Pledge Agreement applicable to it as a Subsidiary Loan Party, Grantor and Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor and Guarantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the

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Obligations (as defined in the Pledge Agreement), does hereby create and grant to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Pledge Agreement) of the New Subsidiary. Each reference to a “Guarantor” or “Grantor” in the Pledge Agreement shall be deemed to include the New Subsidiary. The Pledge Agreement is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and the Administrative Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a schedule with the true and correct legal name of the New Subsidiary, its jurisdiction of formation and the location of its chief executive office and (b) set forth on Schedule II attached hereto is a true and correct schedule of all the Pledged Equity Interests of the New Subsidiary.

SECTION 5. Except as expressly supplemented hereby, the Pledge Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Pledge Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 6.01 of the Pledge Agreement.

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SECTION 9. The New Subsidiary agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Administrative Agent.

IN WITNESS WHEREOF, the New Subsidiary and the Administrative Agent have duly executed this Supplement to the Pledge Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY],

by
Name:
Title:

Legal Name:
Jurisdiction of Formation:
Location of Chief Executive office:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

by

Name:
Title:

Schedule I

to Supplement No.      to the

Guarantee and

Pledge Agreement

NEW SUBSIDIARY INFORMATION

Name	Jurisdiction of Formation	Chief Executive Office

Schedule II

to Supplement No.      to the

Guarantee and

Pledge Agreement

PLEDGED SECURITIES

Equity Interests

Issuer	Number of Certificate	Registered Owner	Number and Class of Equity Interests	Percentage of Equity Interests